Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP COMMENTS ON
AVIS BUDGET GROUP LETTER

TULSA, Okla., May 4, 2010 -- Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today issued the following statement on Avis Budget Group’s May 3, 2010 letter:

“Consistent with its obligations under the Hertz merger agreement and with its fiduciary obligations to shareholders, the Dollar Thrifty board has communicated to Avis Budget that the board is prepared to entertain a ‘substantially higher offer’ to acquire Dollar Thrifty as proposed by Avis Budget on May 3.”

“Separately, Dollar Thrifty said that it regrets that Avis Budget in its May 3 letter mischaracterized prior events and interactions between the two companies.  Furthermore, Avis Budget’s letter erroneously calculated the breakup fee with respect to the Hertz/Dollar Thrifty merger agreement, which at 3.5 percent of transaction value, is customary and consistent with precedent transactions.  Additionally, Dollar Thrifty believes that the other provisions of its merger agreement with Hertz are entirely customary and consistent with applicable law.”

“While it is Dollar Thrifty’s policy not to comment on matters such as those to which the Avis Budget letter pertains, the Company believed that a departure from its policy was necessary in light of the inaccuracies contained in Avis Budget’s letter.”

About Dollar Thrifty Automotive Group, Inc.

Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma. Driven by the mission “Value Every Time,” the Company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious travelers in over 80 countries. Dollar and Thrifty have approximately 600 corporate and franchised locations in the United States and Canada, operating in virtually all of the top U.S. and Canadian airport markets. The Company's approximately 6,000 employees are located mainly in North America, but global service capabilities exist through an expanding international franchise network. For additional information, visit http://www.dtag.com/ or the brand sites at http://www.dollar.com/ and http://www.thrifty.com/.

Important Information for Investors and Stockholders

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Hertz will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Dollar Thrifty that also constitutes a prospectus of Hertz.  Hertz and Dollar Thrifty also plan to file other documents with the SEC regarding the proposed transaction.  A definitive proxy statement/prospectus will be mailed to stockholders of Dollar Thrifty.

INVESTORS AND STOCKHOLDERS OF DOLLAR THRIFTY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Hertz and Dollar Thrifty, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Hertz will be available free of charge on Hertz’s internet website at www.hertz.com or by contacting Hertz’s Investor Relations Department at 201-307-2100.  Copies of the documents filed with the SEC by Dollar Thrifty will be available free of charge on Dollar Thrifty’s internet website at www.dtag.com or by contacting Dollar Thrifty’s Investor Relations Department at 918-669-2119.

Hertz, Dollar Thrifty, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dollar Thrifty in connection with the proposed transaction.  Information about the directors and executive officers of Hertz is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010.  Information about the directors and executive officers of Dollar Thrifty is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 27, 2010.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contacts:

Financial:	Investor Relations:

H. Clifford Buster III	Kindra Marts
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Automotive Group, Inc.
Chief Financial Officer	Director – Investor Relations
(918) 669-3277	(918) 669-2119
kindra.marts@dtag.com

Media:

David Reno/Stephanie Pillersdorf
Sard Verbinnen & Co.
212-687-8080